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                                                                 EXHIBIT 10.3(a)

                          INTERCOMPANY CREDIT AGREEMENT
                                  AMENDMENT #1

         This INTERCOMPANY CREDIT AGREEMENT AMENDMENT #1 (the "Amendment") amends and modifies as follows that certain Intercompany Credit Agreement by and between Carlson Companies, Inc., a Minnesota corporation ("CCI"), and Carlson Restaurants Worldwide Inc., a Delaware corporation ("CRW"), dated as of August 19, 1999.

1. The third sentence of SECTION 2.02 ADVANCES FROM CCI TO CRW is hereby deleted in its entirety and replaced with the following:


         "The outstanding balance of all Advances from CCI to CRW and all of its Subsidiaries shall never exceed (i) $250,000,000 in the aggregate at any time prior to an initial public offering of stock of CRW, or
         (ii)$125,000,000 in the aggregate at any time after the application of the proceeds of such initial public offering of stock of CRW."

2. In SECTION 4.03 TERM OF THE AGREEMENT the termination date of December 31, 2001 is deleted and replaced with the termination date of December 31, 2002.

3. The Amendment shall be effective as of April 18, 2000.

4. As modified by this Amendment, the Agreement remains in full force and effect.


IN WITNESS WHEREOF, CCI and CRW have caused this Agreement to be executed April 18, 2000.


CARLSON COMPANIES, INC.                       CARLSON RESTAURANTS WORLDWIDE INC.

By:   /s/ John M. Diracles, Jr.               By:    /s/ Wallace B. Doolin
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Title:   Vice President - Treasurer           Title:   President and CEO
      --------------------------------              ---------------------------

Date:     April 18, 2000                      Date:     April 18, 2000
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